UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 27, 2011

DYAX CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
300 Technology Square Cambridge, MA 02139
(Address of Principal Executive Offices) (Zip Code)

(617) 225-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On May 31, 2011, Dyax Corp. (“Dyax”) issued a press release announcing that Dyax and Defiante Farmaceutica S.A., an affiliate of the pharmaceutical group Sigma-Tau (“Sigma-Tau”), entered into a Second Amendment to the Joint Development and License Agreement dated May 27, 2011 (the “Second Amendment”) to expand their strategic partnership to include rights to develop and commercialize KALBITOR (ecallantide) in Latin America, excluding Mexico, and in the Caribbean, Taiwan, Singapore and South Korea.  Dyax will receive an upfront payment of $7 million and is eligible to receive up to $10 million in regulatory, approval and reimbursement milestones under the Second Amendment.  Consistent with their existing agreement, Dyax is also eligible to receive sales milestones and royalties equal to 41% of net sales of KALBITOR, less cost of goods sold.  The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release of Dyax Corp. dated May 31, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated:	June 1, 2011	By:	/s/ Ivana Magovčević-Liebisch
Ivana Magovčević-Liebisch
Executive Vice President Corporate Development
and General Counsel

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press release of Dyax Corp. dated May 31, 2011.

4